SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: December 3, 2002
(Date of earliest event reported)


                           DVI Receivables Corp., VIII
             (Exact name of registrant as specified in its charter)


Delaware                           333-94523                          25-1824148
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(State or Other Jurisdiction      (Commission                   (I.R.S. Employer
of Incorporation)                 File Number)               Identification No.)


                       2500 York Road, Jamison, Pennsylvania               18929
                       -------------------------------------               -----
                      (Address of Principal Executive Office)         (Zip Code)


        Registrant's telephone number, including area code: (215) 488-5000
                                                            --------------


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Item 5.           Other Events.
                  ------------

                  The registrant has entered into the material agreements exhibited below.

Item 7.           Financial Statements, PRO FORMA Financial Information and
                  Exhibits
                  ---------------------------------------------------------

         (a)      Financial Statements.
                  --------------------

                  Not applicable.

         (b)      PRO FORMA Financial Information.
                  -------------------------------

                  Not applicable.

         (c)      Exhibits
                  --------

                  1.1 Underwriting Agreement, dated as of November 6, 2002, by and among DVI Financial Services Inc., as Contributor, DVI Receivables XVIII, L.L.C., as Issuer, DVI Receivables Corp. XVIII, as Transferor and the Managing Members as confirmed and accepted by Merrill Lynch, Pierce Fenner & Smith Incorporated (on behalf of themselves, Banc One Capital Markets, Inc., Nomura Securities International, Inc. and Banc of America Securities LLC), and Bank of America, N.A., as the Swap Provider.

                  4.1 Indenture, dated as of November 1, 2002, between DVI Receivables XVIII, L.L.C., as Issuer, and U.S. Bank National Association (as successor to U.S. Bank Trust National Association), as Indenture Trustee, and Appendix I thereto.

                  4.2 Contribution and Servicing Agreement, dated as of November 1, 2002, between DVI Financial Services Inc., as Contributor and as Servicer, and DVI Receivables Corp. XVIII, as Transferor.

                  4.3 Subsequent Contract Transfer Agreement, dated as of November 1, 2002, between DVI Receivables Corp. XVIII and DVI Receivables XVIII, L.L.C.

                  4.4 Limited Liability Company Operating Agreement of DVI Receivables XVII, L.L.C., dated as of October 25, 2002, executed by DVI Receivables Corp. VIII and DVI Receivables XVIII, L.L.C.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.


                                          DVI RECEIVABLES CORP. VIII

                                          By:  /s/ Matthew E. Goldenberg
                                               -------------------------
                                          Name:    Matthew E. Goldenberg
                                          Title:   Vice President




Dated: December 3, 2002